Exhibit 10.4

RESTRICTED STOCK AWARD AGREEMENT

PIONEER NATURAL RESOURCES COMPANY
AMENDED AND RESTATED 2006 LONG TERM INCENTIVE PLAN

[Date]

To: [Name]
Pioneer Natural Resources Company, a Delaware corporation (the "Company"), is pleased to grant you an award (this "Award") to receive an aggregate of ________ shares (the “Restricted Shares”) of common stock, par value $0.01, of the Company (the “Stock”). This Award is subject to certain restrictions and all the terms, conditions and restrictions contained in this Restricted Stock Award Agreement (the “Agreement”) and the Pioneer Natural Resources Company Amended and Restated 2006 Long Term Incentive Plan (the “Plan”). A copy of the Plan is available upon request. Except as provided below, to the extent that any provision of this Agreement conflicts with the expressly applicable terms of the Plan, you acknowledge and agree that those terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan. Terms that have their initial letters capitalized, but that are not otherwise defined in this Agreement, shall have the meanings given to them in the Plan in effect as of the date of this Agreement.
This Agreement sets forth the terms of the agreement between you and the Company with respect to the Restricted Shares. By accepting this Agreement, you agree to be bound by all of the terms hereof.
1.Escrow of Restricted Shares. The Company shall, at its sole election, either issue in your name a certificate for the Restricted Shares and retain that certificate for the period during which the restrictions described in Section 3 are in effect, or issue the Restricted Shares in your name electronically and control the Restricted Shares electronically during the period of restriction. You shall, if requested, execute and deliver to the Company a stock power in blank for the Restricted Shares and deliver such stock power to the Company. You hereby agree that the Company shall hold the certificate for, or control electronically, the Restricted Shares and the related stock power pursuant to the terms of this Agreement until such time as the restrictions described in Section 3 lapse as described in Sections 4, 5, 6 and 7, or the Restricted Shares are cancelled pursuant to the terms of Section 3.
2.    Ownership of Restricted Shares. From and after the time that a certificate (electronic or otherwise) has been issued in your name, you are entitled to all the rights of absolute ownership of the Restricted Shares, including the right to vote those shares and to receive dividends thereon if, as and when declared by the Board subject, however, to the terms, conditions and restrictions described in the Plan and in this Agreement.
3.    Restrictions. The Restricted Shares are restricted in that they may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of until such restrictions are removed or expire as described in Section 4, 5, 6 or 7 of this Agreement. The Restricted Shares are also restricted in the sense that they may be forfeited to the Company. You hereby agree that if the Restricted Shares are forfeited as provided in Section 6, you shall forfeit the Restricted Shares to the Company and all your rights thereto shall terminate without any payment of consideration by the Company. You hereby acknowledge that if issued, the certificate for the Restricted Shares, at the Company’s sole discretion, may bear a legend noted conspicuously thereon referring to the terms, conditions, and restrictions described in the Plan and in this Agreement. Any attempt to dispose of any Restricted Shares in contravention of the terms, conditions and restrictions described in the Plan or in this Agreement shall be ineffective.
4.    Expiration of Restrictions and Risk of Forfeiture. Subject to the terms and conditions of this Agreement, the restrictions described in Section 3 shall lapse in full on the third anniversary of the date of this Agreement (the “Vesting Date”); provided, however, that such restrictions will expire on the Vesting Date only if you have been an employee of the Company or of a Subsidiary continuously from the date of this Agreement through the Vesting Date; provided, further, however, that if you cease to be an employee of the Company or of a Subsidiary for any reason after the Vesting Date, all Restricted Shares granted pursuant to this Agreement will survive the termination of employment.
5.    [RESERVED]
6.    Termination of Employment.
(a)    Termination By Employee Without Good Reason. Except as otherwise provided in this Agreement, if your employment relationship with the Company or any of its Subsidiaries is terminated voluntarily by you prior to the Vesting Date and such termination is not a Termination for Good Reason (as such term is defined in the Termination Agreement (as defined below)) or due to Forced Relocation (as such term is defined in the Termination Agreement, if applicable), then all Restricted Shares granted pursuant to this Agreement shall become null and void as of the date of such termination. For purposes of this Agreement, “Termination Agreement” means, prior to the occurrence of a Change in Control, the Severance Agreement or other separate agreement between you and the Company and/or any of its subsidiaries relating to the provision of severance and other benefits before a Change in Control and, upon and following the occurrence of a Change in Control, the Change in Control Agreement or other separate agreement between you and the Company and/or any of its subsidiaries relating to the provision of severance and other benefits upon or after a Change in Control.
(b)    Termination By The Company For Cause. If your employment relationship with the Company or any of its Subsidiaries is terminated by the Company prior to the Vesting Date and such termination is a Termination for Cause (as such term is defined in the

Termination Agreement), then all Restricted Shares granted pursuant to this Agreement shall become null and void as of the date of termination.
(c)    Other Termination Events. If your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated prior to the Vesting Date as a result of any of the following events:
(i)    your death;
(ii)    your Disability;
(iii)    your Normal Retirement;
(iv)    a termination by you that is a Termination for Good Reason; or
(v)    a termination by the Company that is not a Termination for Cause, then the restrictions on a number of Restricted Shares shall automatically lapse such that the number of Restricted Shares for which the restrictions have lapsed as of the termination date will be equal to the product of (i) the total number of Restricted Shares granted to you pursuant to this Agreement, times (ii) a fraction, the numerator of which is the number of full months (counting the month in which your termination of employment occurs as a full month), beginning with March ______, during which you were employed by the Company and/or any Subsidiary and the denominator of which is 36 (the “Pro-Rata Formula”); provided that, in the case of Normal Retirement, all of the Restricted Shares granted pursuant to this Agreement shall become immediately and unconditionally vested and unrestricted and shall not be so pro rated. The portion, if any, of your Restricted Shares for which the restrictions have not lapsed as of the termination date of your employment relationship shall become null and void as of the termination date; provided, however, that the portion, if any, of this Award for which forfeiture restrictions have lapsed as of the date of termination shall survive.
Notwithstanding the forgoing, if your employment relationship with the Company and each of its Subsidiaries by which you are employed is terminated prior to the Vesting Date, but upon or following a Change in Control, (x) by the Company and such Subsidiaries and such termination is not a Termination for Cause, (y) by you and such termination is a Termination for Good Reason, or due to Forced Relocation, whether or not such termination is also in connection with a Change in Control, or (z) your death or Disability (as defined below), then all of the Restricted Shares granted pursuant to this Agreement shall become immediately and unconditionally vested and unrestricted.
For purposes of this Agreement, (x) “Disability” shall have the meaning given such term in the Termination Agreement; provided, however, that if there is no such agreement at the time of such termination, the term Disability shall mean (i) a physical or mental impairment of sufficient severity that, in the opinion of the Company, (A) you are unable to continue performing the duties assigned to you prior to such impairment or (B) your condition entitles you to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and (ii) the impairment or condition is cited by the Company as the reason for your termination; (y) “Normal Retirement”

means the termination of your employment relationship with the Company and each of its Subsidiaries by which you are employed due to your retirement on or after the date that you attain age 60, provided that you have completed five Years of Service as of the date of such termination, subject to paragraph (d) of this Section 6; and (z) “Years of Service” means the total number of years that you have been employed by the Company or its Subsidiaries as determined in accordance with the Company’s policies as administered from time to time. For the avoidance of doubt, the Company’s determination of Years of Service shall be at the sole discretion of the Company, its policies may change from time to time, and its determination will be final and conclusive and binding on all Participants.
(d)    Conditions Applicable to Normal Retirement. In order for the restrictions on your Restricted Shares to lapse in the case of Normal Retirement pursuant to Section 6(c), the following conditions shall be met (provided that such conditions, other than item (i) below, shall not apply if your employment terminates upon or following a Change in Control): (x) as of the date of the termination of your employment, the conditions set forth below in items (i)-(iv) are satisfied and (y) you intend to comply with the covenants contained in items (v) and (vi) below (which intent shall be conclusively presumed unless, prior to or concurrently with the notice provided pursuant to item (ii) below, you notify the Company in writing, addressed to the Vice President and Chief Human Resources Officer (or his or her successor), that you do not intend to comply with such covenants).

(i)
The date of the termination of your employment is at least one year after the date of this Agreement (but if not, instead of all of the Restricted Shares granted pursuant to this Agreement becoming immediately and unconditionally vested and unrestricted, restrictions on a number of Restricted Shares shall automatically lapse such that the number of Restricted Shares for which the restrictions have lapsed as of the termination date will be equal to the product of (x) the total number of Restricted Shares granted to you pursuant to this Agreement, times (y) the Pro-Rata Formula).

(ii)
You gave advance written notice of your intent to terminate your employment due to Normal Retirement at least six months in advance of the date of termination to the Vice President and Chief Human Resources Officer (or his or her delegate), and to your direct manager, or in the case of the chief executive officer of the Company, to the Board (subject to the ability of the Company to waive such requirement, exercisable by the Vice President and Chief Human Resources Officer (or his or her delegate) or the Board, as applicable).

(iii)	You have cooperated with the Company, to the satisfaction of the Company, in the training of a replacement during the period prior to the termination of employment.

(iv)	If required by the Company, you execute and deliver to the Company an effective release of claims and other liability in a form acceptable to the Company.

(v)
For two years following the termination of your employment, without the prior written consent of the chief executive officer of the Company, or in the event you are the chief executive officer of the Company on the date of termination of your employment, the consent of the Board or any Committee or director designated by the Board, you agree to refrain from becoming a director, partner, investor or employee of, or consultant to, any business that competes with the Company or any Subsidiary in the business of exploration or production of oil or natural gas, or related oilfield services, within the geographic area or areas in which the Company or any Subsidiary operates at the time of termination of employment or has operated in the immediately preceding one-year period (a “Competitive Business”); provided that, you will not be restricted from purchasing or holding for investment purposes less than 2% of the shares of any Competitive Business whose shares are regularly traded on a national securities exchange or inter-dealer quotation system. If the Company so requires prior to the date of termination of employment, the Company may require that you execute a separate agreement to effect the intent of the foregoing.

(vi)
For two years following the termination of your employment, you agree to refrain from making, or causing or assisting any other person to make, any oral or written communication to any third party about the Company and/or any of the employees, officers or directors of the Company which impugns or attacks, or is otherwise critical of, the reputation, business or character of such entity or person; or that discloses private or confidential information about their business affairs; or that constitutes an intrusion into their seclusion or private lives; or that gives rise to unreasonable publicity about their private lives; or that places them in a false light before the public; or that constitutes a misappropriation of their name or likeness (the foregoing being subject to Section 10(g)). If the Company so requires prior to the date of termination of employment, the Company may require that you execute a separate agreement to effect the intent of the foregoing.

You expressly acknowledge and agree that the restrictions set forth in clauses (v) and (vi) of this Section 6(d) are reasonable in all respects, necessary to protect the Company’s legitimate business interests and a material inducement for the Company to grant this Award to you and enter into this Agreement. In the event that, following your termination of employment, it is determined by a court of competent jurisdiction that you have not satisfied any of the conditions set forth in Section 6(d)(v) or (vi) in any material respect, then, any Restricted Shares as to which the restrictions have not lapsed shall become null and void. Notwithstanding the foregoing, in the event there occurs a Change in Control, whether prior to or after the date that the restrictions on your Restricted Shares have lapsed, the restrictions set forth in clauses (v) and (vi) of this Section 6(c) shall automatically terminate and become void and of no effect.
7.    Awards Not Assumed in Connection with a Change in Control. In the event that this Award is not Assumed (as defined below) in connection with a Change in Control, then all of the Restricted Shares granted pursuant to this Agreement shall become immediately and unconditionally vested and unrestricted immediately prior to the Change in Control. For purposes of this Agreement, the term, “Assumed,” means that, prior to or concurrently with the consummation of the transaction resulting in a Change in Control, either (i) this Agreement is expressly affirmed by the Company or (ii) the contractual obligations represented by this Agreement are expressly (and not merely by operation of law) assumed by the surviving or successor corporation or entity to the Company, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change in Control, in connection with such Change in Control, with appropriate adjustments to the number and kind of securities of such surviving or successor corporation or entity, or such other applicable parent, subsidiary, corporation or entity, subject to this Award, which preserves the compensation element of this Agreement existing at the time of such Change in Control, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to this Award, as determined in accordance with the instruments evidencing the agreement to assume this Agreement; provided, however, that in no event will this Agreement be deemed to be “Assumed” unless the assumption is made by the entity that will be the issuer of the securities, cash or other property provided in exchange for Common Stock in the Change in Control transaction in question. The determination of comparability for this purpose shall be made by the Committee prior to the Change in Control, and its determination shall be final, binding and conclusive.
8.    Adjustment Provisions. In the event there is any change in the Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise, the number of shares associated with this Award of Restricted Shares subject to this Agreement shall be adjusted in the manner consistent with the adjustment provisions provided in Section 9(b) and 9(c)(ii) of the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a stock split or stock dividend shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Stock has been distributed.
9.    Delivery of Stock. Promptly following the expiration of the restrictions on the Restricted Shares as contemplated in Sections 4, 5, 6 and 7 of this Agreement, the Company shall cause to be issued and delivered to you or your designee a certificate (which may be in electronic or book entry form, as determined by the Company in its discretion) representing the number of Restricted Shares as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested. The value of such Restricted Shares shall not bear any interest owing to the passage of time.
10.    Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.
11.    Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

12.    Confidential Information and Nonsolicitation.
(a)    As further consideration for the granting of the Restricted Shares hereunder, you hereby agree with the Company that, during and until three years following the termination of your employment relationship with the Company and each of its Subsidiaries by which you are employed, you will keep confidential all confidential or proprietary information and materials, as well as all trade secrets, belonging to the Company or one of its Subsidiaries, or their customers or other third parties who furnished such information, materials, and/or trade secrets to the Company or its Subsidiary with expectations of confidentiality (“Confidential Information”). Confidential Information shall not include information that (A) is already properly in the public domain or enters the public domain with the express consent of the Company, or (B) is intentionally made available by the Company to third parties without any expectation of confidentiality. Upon the termination of your employment relationship with the Company and each of its Subsidiaries by which you are employed, you promise to promptly return to the Company all Confidential Information, and all documents and materials (including electronically stored information) in your possession, custody or control that constitutes or reflects Confidential Information. Notwithstanding the foregoing, you may disclose information as may be required by law and may disclose information in confidence to your spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan, provided that you ensure that such spouse or advisor or institution treats the information confidentially and does not disclose such information or use it for his, her or its own benefit. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to you, as a factor militating against the advisability of granting any such future award to you. Such consideration shall be in addition to the rights and remedies available to the Company pursuant to paragraph (d) below. Notwithstanding any other provision of this Agreement, you will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that (a) is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  In addition, if you file a lawsuit for retaliation, you may disclose the Company’s trade secrets to your attorney and use the trade secret information in the court proceeding if you: (a) file any document containing the trade secret under seal, and (b) do not disclose the trade secret, except pursuant to court order.
(b)    As an incentive for the Company to issue you this Award, and in consideration of the Company’s promise to provide you with Confidential Information and so as to protect the Company’s legitimate business interests, including the protection of its Confidential Information and the goodwill with which you will be associated, and that this Award will encourage you to build, you agree that during your employment relationship with the Company and each of its Subsidiaries by which you are employed, and for a period of twelve (12) months immediately following the time that you are no longer employed by the Company or any of its Subsidiaries, you will not, directly or indirectly (i) solicit or encourage (or assist another in soliciting or encouraging) any employee, contractor, consultant, supplier, or vendor of the Company or any of its Subsidiaries to terminate or lessen his, her or its relationship with the Company or any of its Subsidiaries, or (ii) on behalf of a Competitive Business, engage, employ, or solicit or contact for employment or engagement

(or assist another in such activity) any employee of the Company or any of its Subsidiaries or any person who was an employee of the Company or any of its Subsidiaries at any time during the last twelve (12) months of your employment with the Company and any of its Subsidiaries (or, if you are employed by the Company and any of its Subsidiaries for less than twelve (12) months, those persons who were employees of the Company or any of its Subsidiaries during your employment with the Company and any of its Subsidiaries).
(c)    You agree that the Company’s substantial investments in its business interests, goodwill, and Confidential Information are worthy of protection, and that the Company’s need for the protection afforded by this Section is greater than any hardship you might experience by complying with its terms. You further acknowledge and agree that the restrictions set forth in this Section are not adverse to the public interest. You further agree that the limitations as to time and scope of activity to be restrained contained herein are reasonable and are not greater than necessary to protect the Confidential Information, goodwill and other legitimate business interests of the Company. Although the Company and you believe the limitations as to time and scope of activity contained in this Section are reasonable and do not impose a greater restraint than necessary to protect the Company’s legitimate business interests, if this is judicially determined not to be the case, the Company and you specifically request that the limitations contained in this Section be reformed to the extent necessary to make this Section enforceable.
(d)    You acknowledge and agree that your violation or threatened or attempted violation of the covenants contained in this Section will cause irreparable harm to the Company and that money damages would not be sufficient remedy for any breach of this Section. You agree that the Company shall be entitled as a matter of right to specific performance of the covenants in this Section, including entry of an ex parte temporary restraining order in state or federal court, preliminary and permanent injunctive relief against activities in violation of this Section, or both, or other appropriate judicial remedy, writ or order, in any court of competent jurisdiction, restraining any violation or further violation of such agreements by you or others acting on your behalf, without any showing of irreparable harm and without any showing that the Company does not have an adequate remedy at law. Such remedies shall be in addition to all other remedies available to the Company at law and equity.
(e)    Your obligations under this Section shall survive the termination of this Agreement and your employment, regardless of the reason for such termination.
(f)    As a part of your employment by the Company, and in further consideration for the granting of this Award and by your acceptance of this Award in whole or in part, you accept and agree to be bound by the Company’s Intellectual Property Policy (as the same may be modified, amended or replaced by the Company from time to time), including without limitation, (A) the Company’s ownership of the worldwide right, title and interest in and to any and all Pioneer Intellectual Property; (B) your agreement to assign, and pursuant to the Company’s Intellectual Property Policy and your acceptance of this Award you do hereby assign, to the Company all worldwide right, title and interest in and to all Pioneer Intellectual Property; and (C) your agreement to disclose in writing to the Company all Pioneer Intellectual Property and, upon request by the Company, to promptly produce and deliver to the Company all originals of materials embodying

Pioneer Intellectual Property. The term, “Pioneer Intellectual Property,” is defined in the Company’s Intellectual Property Policy (and is incorporated herein by reference), and includes, without limitation, any and all creations, works and/or intellectual property (including but not limited to all tangible and intangible ideas and expressions of ideas whether or not the subject matter of copyright, confidential and non-confidential information, data, drawings, reports, programs, processes, analyses, business methods, computer programs, works of authorship, trademarks and service marks, improvements, discoveries and/or inventions whether or not patentable), and all of the intellectual property rights therein provided by the various legal systems throughout the world (including but not limited to trade secret rights, patent rights, trademark rights, and rights of copyright), that are conceived, created, made, invented, developed, reduced to practice, reduced to a tangible medium of expression, and/or acquired by you, individually or jointly with others, during the time of your employment relationship with the Company, that pertain to the actual or anticipated business or activities of the Company or that are suggested by or result from any task or work by you for or on behalf of the Company, irrespective whether you are or were hired-to-invent such creations, works or intellectual property, or whether such creations, works or intellectual property were conceived, created, made, invented, developed, reduced to practice, reduced to a tangible medium of expression or acquired in the course or scope of your employment, or whether at home or not, or whether or not during business hours, or whether or not using the Company’s time, facilities or resources. You may review the Company’s Intellectual Property Policy at the Company’s internal portal website, and obtain a copy by written request to the Company’s Legal Department.
(g)    Nothing in this Agreement or any other agreement between you and the Company (i) prevents you from exercising any rights that cannot be lawfully waived or restricted, (ii) prevents you from testifying at a hearing, deposition, or in court in response to a lawful subpoena or (iii) limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the Securities and Exchange Commission, the United States Department of Justice, Congress, any agency Inspector General or any other federal, state or local governmental agency or commission (“Government Agencies”). Further, this Agreement does not limit (i) your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company, or (ii) your right to receive an award from a Government Agency for information provided to any Government Agencies.
13.    Payment of Taxes. The Company may from time to time require you to pay to the Company (or the Company's Subsidiary if you are an employee of a Subsidiary of the Company) the amount that the Company deems necessary to satisfy the Company's or its Subsidiary's current or future obligation to withhold federal, state or local income or other taxes or social security or other obligations that you incur as a result of this Award. With respect to any required tax withholding, unless another arrangement is permitted by the Committee in its discretion, the Company shall withhold from the shares of Stock to be issued to you the number of shares necessary to satisfy the Company's obligation to withhold taxes, that determination to be based on the shares' Fair Market Value at the time as of which such determination is made. In the event the Company subsequently determines that the aggregate Fair Market Value of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Company's request, the amount of that deficiency.
14.    Right of the Company and Subsidiaries to Terminate Employment. Nothing contained in this Agreement shall confer upon you the right to continue in the employ of the Company or any Subsidiary of the Company, or interfere in any way with the rights of the Company or any Subsidiary of the Company to terminate your employment at any time.
15.    No Liability for Good Faith Determinations. Neither the Company nor the members of the Board and the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Restricted Shares granted hereunder.
16.    No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.
17.    Company Records. Records of the Company or its Subsidiaries regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.
18.    Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
19.    Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or you may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.
The Company and you agree that any notices shall be given to the Company or to you at the following addresses:

Company:	Pioneer Natural Resources Company Attn: Corporate Secretary 5205 N. O’Connor Boulevard, Suite 200 Irving, Texas 75039-3746

Holder:	At your current address as shown in the Company's records.

20.    Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

21.    Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
22.    Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
23.    Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.
24.    Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.
25.    Amendment. This Agreement may be amended at any time unilaterally by the Company, provided that such amendment is consistent with all applicable laws and does not reduce any rights or benefits you have accrued pursuant to this Agreement. This Agreement may also be amended at any time unilaterally by the Company to the extent the Company believes in good faith that such amendment is necessary or advisable to bring this Agreement in compliance with any applicable laws, including Section 409A of the Code.
26.    The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan; provided, however, that notwithstanding anything to the contrary herein, any provision of this Agreement that is inconsistent with the provisions of Section 9(c), (e), and (f) of the Plan shall control over such provisions of the Plan.
27.    Agreement Respecting Securities Act of 1933. You represent and agree that you will not sell the Stock that may be issued to you pursuant to your Restricted Shares except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under the Securities Act of 1933 (including Rule 144 of the Securities Act).
28.    Electronic Delivery and Acknowledgement. No signature by you is required to accept the Award represented by this Agreement. By your acceptance of this Award, you are acknowledging that you have received and read, understood and accepted all the terms, conditions and restrictions of this Agreement and the Plan. The Company may, in its sole discretion, deliver any documents related to this Award and this Agreement, or other awards that have been or may be awarded under the Plan, by electronic means, including prospectuses, proxy materials, annual reports and other related documents, and the Company may, in its sole discretion, engage a third party to effect the delivery of these documents on its behalf and provide other administrative services related to this Award and the Plan. By your acceptance of the Award represented by this Agreement, you consent to receive such documents by electronic delivery and to the engagement of any such third party.